UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 30, 2011

(Date of report)

June 27, 2011

(Date of earliest event reported)

SOTHEBY’S

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9750	38-2478409
(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue

New York, NY 10021

(Address of principal executive offices)

(212) 606-7000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 27, 2011, the Executive Committee of Sotheby’s Board of Directors approved a restructuring plan (the “Restructuring Plan”) impacting Sotheby’s operations in Italy and the Netherlands. The Restructuring Plan will streamline Sotheby’s European selling operations, with a renewed emphasis on relationships with key clients and the sourcing of important collections. It will also allow Sotheby’s global management to focus resources on strategic growth markets, especially China and other strategic priorities. In the Netherlands, the Restructuring Plan will result in the cessation of all local auction sales. In Italy, Sotheby’s will significantly reduce its auction sales calendar, but plans to continue to conduct auctions of Contemporary and Modern art. These streamlined operations will continue to source property to Sotheby’s other selling locations throughout the world and pursue private sale opportunities.

The Restructuring Plan will reduce staffing levels by 23 (approximately 45% of headcount in Italy and the Netherlands and 2% of global headcount), and allow Sotheby’s to completely exit its leased Amsterdam salesroom facility, and replace it with a smaller local office, and to reduce its leased premises in Milan. These actions are expected to result in total restructuring charges of approximately $4.3 million in 2011, consisting of employee termination benefits of approximately $1.6 million, to be recognized in the second quarter of 2011, and lease exit costs of approximately $2.7 million, that will be recognized principally in the fourth quarter of 2011.

Following full implementation, beginning in 2012, the Restructuring Plan is expected to result in reductions to Net Auction Sales, Revenues and Expenses of approximately $50 million, $10 million and $7 million, respectively, when compared to 2010. Accordingly, the Restructuring Plan is not expected to result in incremental profitability in 2012 as compared to 2010 and in fact, these actions would have had a dilutive impact of approximately $3 million to 2010 pre-tax earnings. However, 2010 results for the Netherlands included Net Auction Sales and Revenues of $19 million and $3 million, respectively, related to unique sales of single-owner collections that are not likely to be repeated in the near term. Accordingly, excluding restructuring charges, these actions are not expected to have a dilutive impact on future results.

(See statement on Forward Looking Statements.)

FORWARD LOOKING STATEMENTS

This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions.

SIGNATURE

SOTHEBY’S

By:	/s/ Kevin M. Delaney
Kevin M. Delaney
Senior Vice President, Corporate Controller and Chief Accounting Officer

Date:	June 30, 2011